UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a12

ELASTIC N.V.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On August 28, 2026, Elastic N.V. (the "Company" or "Elastic" ) posted the following to its LinkedIn account:

Julia Liuson has been nominated to join Elastic’s Board of Directors.

Julia brings more than three decades of technology leadership, most recently as President of Microsoft’s Developer Division, with deep experience across AI, developer platforms and enterprise technology.

As AI reshapes how applications are built, how technology is operated and how organizations defend themselves, Julia’s experience will be invaluable as we continue to innovate across Search, Observability and Security.

We look forward to your joining Elastic, Julia!

Also on August 28, 2026, Ashutosh Kulkarni, the Company's Chief Executive Officer, posted the following to his LinkedIn account:

I’m delighted that Julia Liuson has been nominated to join Elastic’s Board of Directors.

I’ve had the opportunity to get to know Julia over the years and have seen firsthand her deep understanding of developers and the impact that AI is having on how software is built.

Julia has spent her career at the forefront of major shifts in technology, and I’m looking forward to having her experience, perspective and curiosity around the table as we think about what comes next for Elastic.

I’m looking forward to working with you, Julia.

About Elastic

Elastic (NYSE: ESTC) integrates its deep expertise in search technology with artificial intelligence to help everyone transform all of their data into answers, actions, and outcomes. The Elasticsearch Platform, which is the foundation for its search, observability, and security solutions, is used by thousands of companies, including more than 50% of the Fortune 500. Learn more at elastic.co.

Important Additional Information and Where You Can Find It

The Company has filed a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the election of Julia Liuson to the Company’s Board of Directors (the “Director Election”), along with other matters, to be voted upon at the Company's annual general shareholder meeting on October 15, 2026 (the "2026 AGM"). Anyone who is a shareholder of record or beneficial owner of the Company’s shares as of the record date will be entitled to vote their shares at the 2026 AGM.

This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY’S 2026 AGM, INCLUDING THE DIRECTOR ELECTION. Shareholders will be able to obtain free copies of the Proxy Statement, any solicitation materials and any other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or by contacting the Company’s Investor Relations department at ir@elastic.co.

Participants in the Solicitation

The Company's directors and executive officers, including Mr. Kulkarni, may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the

Director Election. Information regarding the interests of participants in the solicitation of proxies in respect of the 2026 AGM are included in the Proxy Statement.

Forward-Looking Statements

Certain statements herein are forward-looking statements that are subject to risks and uncertainties, which include, but are not limited to, statements regarding the nomination and appointment of Ms. Liuson and the Company's future innovation. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to the future conduct and growth of Elastic’s business and the markets in which Elastic operates. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption "Risk Factors" and elsewhere in our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2026, our Quarterly Report on Form 10-Q for the quarter ended July 31, 2026, and any subsequent reports filed with the SEC. SEC filings are available on the Investor Relations section of Elastic's website at ir.elastic.co and the SEC's website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.